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                                                                   EXHIBIT 10.19

                           SECOND AMENDED AND RESTATED
                                 PROMISSORY NOTE


Borrower's Name and Address:                  Lender's Name and Address:
     Joe Renteria                                  NetLojix Communications, Inc.
     6416 Heidleburg Court                         501 Bath Street
     North Richland Hills, TX  76180               Santa Barbara, CA  93101

This Second Amended and Restated Promissory Note (this "Note") amends and restates in its entirety that certain Amended and Restated Promissory Note dated as February 29, 2000 of the Borrower to the Lender.

The undersigned Borrower promises to pay to the order of the above named Lender, at the Lender's address shown above, the Principal Sum of : SIX THOUSAND FIVE HUNDRED SIXTY-TWO DOLLARS AND FIFTY CENTS ($6,562.50) plus interest from the 12th day of December, 2000, until final maturity at the rate of 6% per annum, payable according to the following payment schedule:

Upon demand, but if no demand is made, then on September 30, 2001. Monthly principal and interest payments are required. Principal payments will equal 1% of the then outstanding balance, The interest payable is 1/12 of the stated rate per annum on the outstanding balance at the end of the month.

INTEREST RATE: Notwithstanding anything to the contrary contained herein, the interest rate on this Note shall at no time exceed the highest contract rate permitted by law.

INTEREST: Payments when made will apply first to charges other than interest or principal, then to accrued interest, and finally to principal. Any accrued interest not paid when due shall become part of the principal thereafter, and shall itself bear interest at the applicable interest rate.

POST MATURITY INTEREST: The unpaid principal amount of this Note shall bear interest after final maturity, including maturity by acceleration, at the annual rate of 18%.

ADDITIONAL TERMS OF THIS NOTE

DEFINITIONS: As used in this Note, "Borrower" and "party" includes each maker of this Note and all guarantors, sureties and endorsers of this Note.

APPLICABLE LAW: This Note will be governed by the law of the State of Texas. The terms of any agreement securing the payment of this Note may also be governed by the law of the state where the property is located. The fact that any part of the Note cannot be enforced will not affect the rest of the Note.


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COLLECTION: Except when prohibited by law, Borrower agrees to pay all costs and reasonable attorney's fees incurred at any time by Lender to collect on this Note and any agreement securing this Note.

SECURITY: This Note is secured by that certain Stock Pledge Agreement of even date herewith.

DEFAULT AND COLLECTION: The Borrower shall be in Default upon the occurrence of any one or more of any of the following events: (1) the Borrower shall fail to pay, when due, any amount required hereunder, or any other indebtedness of the Borrower to the Lender or any third parties; (2) any warranty or representation made by the Borrower shall prove to be false or misleading in any respect; (3) the Borrower or any guarantor of this Note shall liquidate, merge, dissolve, terminate its existence, suspend business operations, die (if an individual), have a receiver appointed for all or any part of its property, make an assignment for the benefit of its creditors, or becomes insolvent (no matter how defined); (4) any change occurs in the conditions or affairs (financial or otherwise) of the Borrower or any guarantor of this Note which, in the opinion of the Lender, impairs the Lender's security or increases the risk with respect to this Note; (5) Borrower fails to keep any promise under any agreements intended to secure the repayment of this Note; or (6) Lender reasonably deems itself insecure. Unless prohibited by law, the Lender may, at its option, accelerate the due date of the entire unpaid balance of principal and interest without notice or demand at any time after Default, as such term is defined in this paragraph.

WAIVER: Borrower waives demand, presentment, protest, notice of dishonor and notice of protest. Lender may, without notice, release any party, release or substitute any collateral, fail to perfect any security interest or impair any collateral, waive any rights against any party, extend new credit, renew or modify this Note without affecting the obligation of any party to pay this Note. Waiver by the Lender at any time of any right conferred by this Note will not affect Lender's future exercise of said right or any other.

I AGREE TO THE TERMS SET OUT IN THIS NOTE AND ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTE AND OTHER LOAN DOCUMENTS ON TODAY'S DATE.



    /s/ JOE RENTERIA                          Dated:  December 12, 2000
- -------------------------------------
          Joe Renteria


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                             STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT ("Agreement") is made and effective this 29th day February, 2000 by and between Joe Renteria ("Borrower"), and NetLojix Communications, Inc. ("Secured Party").

Borrower is in the debt of Secured Party.

Borrower desires to give, and Secured Party desires to receive, a security interest in certain corporate stock owned by Borrower to secure such debt.

NOW, THEREFORE, Secured Party and Borrower agree as follows:

1.  DEFINITIONS.
         A. "COLLATERAL": Collateral shall mean: (i) 15,000 shares of the common stock of Secured Party, represented by Certificate No. NET5654; (ii) any and all cash, stock or other property issued as a dividend or distribution on, or in exchange for, the stock referred to in Section 1.(A) (i) above: and (iii) all proceeds therefrom.

         B. "OBLIGATION": All of the interest, principal and other amounts payable under that certain Amended and Restated Promissory Note dated February 29, 2000, payable by Borrower to Secured Party for $62,750.17, bearing interest at a rate of 6% per annum, a copy of which is attached hereto as Exhibit A.

2.  PLEDGE.
Borrower hereby pledges to Secured Party the Collateral in order to secure payment of the Obligation. The Collateral shall be kept by the Secured Party at its principal business location as listed:
                                    501 Bath Street
                                    Santa Barbara, CA  93101

3.  COVENANTS OF BORROWER.
         A. At the request of Secured Party, at any time and from time to time, Borrower shall execute such documents, pay such fees, and do or cause to be done such other acts or things as Secured Party deems reasonably necessary to establish, perfect, and continue its security interest hereunder. Borrower has executed and delivered a signed, undated stock power in the form attached hereto as Exhibit B.

         B. Borrower shall pay all costs, expenses, charges and other obligations, including, without limitation, reasonable attorneys' fees, suffered or incurred by Secured Party to protect, preserve, maintain and obtain possession of or title to the Collateral, to perfect, protect, preserve and maintain the security interest granted by this Stock Pledge Agreement, and to enforce or assert any one or more of its rights, powers, remedies and defenses under this Stock Pledge Agreement.


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4.  EVENTS OF DEFAULT.
Borrower shall be in default under this Stock Pledge Agreement if Borrower fails timely to observe and perform any covenants, conditions or agreements required to be observed or performed by Borrower under this Stock Pledge Agreement, or if Borrower defaults upon any material promise in the obligation.

5.  REMEDIES UPON EVENT OF DEFAULT.
At any time upon or following the occurrence of one or more of the events of default under Section 4 hereof, Secured Party may, at its option, assert or avail itself of any one or more of the rights, powers, remedies and defenses conferred upon Secured Party under the Uniform Commercial Code and other laws of the State of Texas, which laws shall generally govern the construction and interpretation of this Agreement, or assert or avail itself of any one or more of the rights, powers, remedies and defenses conferred upon Secured Party under any other appropriate law or regulation, whether federal or state. Without limiting the foregoing, Secured Party may transfer ownership of the Collateral to itself or sell the Collateral to a third party.

6.  APPLICATION OF PROCEEDS.
Any and all proceeds resulting from the disposition of all or any part of the Collateral following the occurrence of one or more events of default shall be applied to pay and provide for the Obligations of Borrower to Secured Party, with any balance remaining (or the excess of the fair market value of the Collateral on the date the Secured Party transfers the Collateral to itself over the amount of the Obligations) to be paid to Borrower or its successors and assigns, as their respective interests may appear.

7.  SEVERABILITY.
The invalidity or unenforceability of any provision in this Agreement shall not cause any other provision to be invalid or unenforceable.

8.  FINAL AGREEMENT.
This Agreement constitutes the final agreement and understanding between the parties on the subject matter hereof and supersedes all prior understandings or agreements whether oral or written. This Agreement may be modified only by a further writing that is duly executed by both parties.


  /s/ JOE RENTERIA
- --------------------------------------------
           Joe Renteria

For NetLojix Communications, Inc.:


  /s/ ANTHONY E. PAPA
- --------------------------------------------
           Anthony E. Papa, CEO

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